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                                                                     EXHIBIT 2.3

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS AND WARRANT SHARES MAY NOT BE OFFERED OR SOLD TO ANY U.S. PERSON, THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES (EXCEPT AS PERMITTED BY REGULATION S), AND THE WARRANT SHARES MAY NOT BE DELIVERED IN THE UNITED STATES, UNLESS, IN EACH CASE, THE OFFER AND SALE OF THE WARRANTS AND WARRANT SHARES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

                        WARRANTS TO PURCHASE COMMON STOCK                  NO. 1

         CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation (the "Company") hereby grants to _______________ (the "Holder") ONE MILLION (1,000,000) warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the conditions set forth herein.

         1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 p.m. Eastern Time on February 17, 2001 (the "Exercise Period").

         2. EXERCISE PRICE. The initial exercise price of each whole Warrant shall be $1.00 (the "Exercise Price"). The Exercise Price shall be subject to adjustment as provided in Section 7.

         3. EXERCISE OF WARRANTS. The Warrants are exercisable on the terms provided herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof certify to the Company, at the time of exercise, either that the Holder is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act")) and that the Warrants are not being exercised on behalf of a U.S. person, or to provide an opinion of counsel satisfactory to the Company that the offer and sale of the Warrants and the Warrant


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Shares to be delivered upon exercise thereof has been registered under the
Securities Act or that an exemption from the registration requirements of the Securities Act is available. It shall be a further condition to the exercise of the Warrants that the Warrants may not be exercised in the United States and the Warrant Shares may not be delivered in the United States absent registration under the Securities Act or available exemption from registration, unless otherwise permitted by Regulation S.

         4. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

         5. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrants Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by acceptance of this certificate that, as of the date of this Warrant and at the time of exercise, (a) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction; and (c) the Holder is an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Regulation S or any other applicable restricted period under the Securities Act (the "Restricted Period"). The Legend shall be in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") OR ANY SECURITIES LAWS OF JURISDICTIONS OUTSIDE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON," AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR
         (2) UPON DELIVERY TO THE COMPANY OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO (A) RULE 144, RULE 144A, OR REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (B) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

         Upon the issuance of the Warrant Shares the Company will notify the transfer agent of the date of expiration of the Restricted Period. Upon delivery to the Company of an opinion of U.S. Counsel reasonably satisfactory to the Company that the securities may be transferred without registration pursuant to Regulation S the Company shall instruct the transfer agent to


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effectuate the removal of the Legend from the certificate(s) representing the
Shares upon the expiration of the Restricted Period.

         6. RESERVATION OF SHARES. The Company agrees that, at all times during the Exercise Period, the Company will have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the issuance of the Warrant Shares.

         7. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares as if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of the Warrants shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

         8. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  (a) Definitions. The following terms, when used herein, shall have the meanings set forth below:

                           (i) "Commission" shall mean the Securities and
                  Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (ii) "Exchange Act" shall mean the Securities
                  Exchange Act of 1934, as amended.

                           (iii) The term "register", "registered", and
                  "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (iv) "Registrable Securities" shall mean the Warrant
                  Shares.

                  (b) Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its Common Stock in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information, other than


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         information related to the selling shareholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 11, the Company shall, subject to the provisions of Section 8(f), cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered. The Company shall not be required to include Registrable Securities in any registration statement on more than two occasions.

                  (c) Obligations of the Company. Whenever the Holder has requested that any the Registrable Securities be registered pursuant to
         Section 8(b), the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the Commission a
                  registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder keep such registration statement effective for up to one hundred twenty (120) days.

                           (ii) Prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Holder such numbers of copies of
                  a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

                           (iv) Use its best efforts to register and qualify the
                  securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required to qualify to do business or to file a general consent to service or process in any such states of jurisdictions.

                           (v) In the event of any underwritten public offering,
                  enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If the Holder participates in such underwriting the Holder shall also enter into and perform its obligations under such agreement.

                           (vi) Notify the Holder at any time when a prospectus
                  relating to the Registrable Securities covered by such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an


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                  untrue statement of a material fact or omits to state a
                  material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8(c) with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

                  (e) Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 8(c), for the Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or allocable thereto and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  (f) Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportion as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                  (g) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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                  (h) Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                           (i) To the extent permitted by law, the Company will
                  indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Holder, and any underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, or any underwriter or controlling person of the Holder.

                           (ii) To the extent permitted by law, the Holder will
                  indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the holder will pay, as incurred, any legal or other expenses


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                  reasonably incurred by any person intended to be indemnified pursuant to this Section 8(h)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 8(h)(ii) exceed the gross proceeds from the offering received by the Holder.

                           (iii) Promptly after receipt by an indemnified party
                  under this Section 8(h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(h), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8(h).


         9. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights granted hereunder may be assigned by the Holder to a transferee or assignee of the Registrable Securities; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

         10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.


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         11. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts between Colorado residents entered into and to be performed entirely within the State of Colorado. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

Dated: February 17, 1998

                                       CONSOLIDATED CAPITAL OF NORTH
                                       AMERICA, INC.


                                       By:
                                          --------------------------------------
                                          (Authorized Signature)


                                          --------------------------------------
                                          (Name and Title)






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                               NOTICE OF EXERCISE

                                                     Dated _______________, 19__


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of ____________________ in payment of the actual exercise price thereof.

                           __________________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ___________________________________________________________________________
                  (Please typewrite or print in block letters)

         Signature ___________________________________

                           __________________________

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto

Name ___________________________________________________________________________
                  (Please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:  ___________________, 19__

                                                Signature ______________________


Signature Guaranteed


________________________